As Filed with the Securities and Exchange Commission on January 28, 2008

                                                    Registration No.: 333-133189

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                                       ON
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    MILLENNIUM INDIA ACQUISITION COMPANY INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                 20-4531310
          (State of incorporation)                      (I.R.S. Employer
                                                     Identification Number)

                         330 East 38th Street, Suite 40H
                            New York, New York 10016
                                 (212) 681-6763
   (Address and telephone number of registrant's principal executive offices)

                                F. Jacob Cherian
                      President and Chief Executive Officer
                    Millennium India Acquisition Company Inc.
                         330 East 38th Street, Suite 40H
                            New York, New York 10016
                                 (212) 681-6763
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Ira I. Roxland, Esq.
                        Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700
                               Fax: (212) 768-6800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

Prospectus

                    Millennium India Acquisition Company Inc.

                        7,250,000 Shares of Common Stock

                             -----------------------

     This prospectus relates to the offer and sale from time to time of up to 7,250,000 shares of our common stock issuable upon the exercise of warrants sold in our initial public offering.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant is exercisable from January 21, 2008 until July 19, 2010, or earlier upon redemption. The warrants are redeemable at our option, with the consent of Ladenburg Thalmann & Co. Inc., the representative of the underwriters of our initial public offering.

                             -----------------------

     Our common stock and warrants are traded on the American Stock Exchange under the symbols "MQC" and MQC.WS," respectively. The closing prices of our common stock and warrants on January 25, 2008 were $6.00 per share and $1.45 per warrant.

     Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 15 of our definitive proxy statement relating to our 2008 Special Meeting of Stockholders for a discussion of information that should be considered in connection with an investment in our company. For further information concerning our definitive proxy statement see "Incorporation of Certain Documents by Reference."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             -----------------------

                                              , 2008

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY............................................................1
USE OF PROCEEDS...............................................................4
LEGAL MATTERS.................................................................4
EXPERTS.......................................................................4
AVAILABLE INFORMATION.........................................................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................5


                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of our company and the SMC Group, as well as certain information relating to the share subscription and shareholders agreements, including, without limitation, statements preceded by, followed by or that include the words "may," "will," "should," "believes," "expects," "intends," "anticipates," "thinks," "plans," "estimates," "seeks," "predicts," "potential" or similar expressions. We believe it is important to communicate management's expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and other cautionary language in this prospectus and the documents incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in those forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and the documents incorporated by reference in this prospectus could have a material adverse effect on our business, financial condition and results of operations.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and the respective dates of the documents incorporated by reference in this prospectus. All forward-looking statements included herein and therein attributable to either of our company or the SMC Group or any person acting on any party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus and the respective dates of the documents incorporated by reference in this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information you should consider in making your investment decision. You should read this prospectus together with the more detailed information, including our risk factors, financial statements and related notes, incorporated by reference in this prospectus.

                                  OUR BUSINESS

BACKGROUND

     We were formed on March 15, 2006 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses that have operations primarily in India. At a special meeting of stockholders on January 17, 2008, our stockholders approved, among other things:

     o two substantially identical share subscription agreements to acquire a 14.90% equity interest in each of SMC Global Securities Limited and SAM Global Securities Limited for the aggregate fixed sum of INR 1,638,996,077, or approximately $41,514,592 at an exchange rate of $1.00=INR 39.48 as of December 18, 2007; and

     o two substantially identical agreements entitling us to the option, exercisable by February 20, 2008 and subject to applicable law, to require SMC and SAM to begin regulatory approval proceedings that would permit them to issue Global Depositary Receipts to us equivalent to up to an additional 6% of the equity share capital of SMC and SAM in return for an aggregate payment of up to INR 659,998,420, or approximately $16,717,285 at the December 18, 2007 exchange rate.

     On January 21, 2008, we consummated the acquisition of a 14.75% equity interest in each of SMC and SAM, that, together with their respective subsidiaries and equity affiliates, collectively comprise the SMC Group of Companies.

     Our principal executive office is located at 330 East 38th Street, Suite 40H, New York, NY 10016 and our telephone number at that address is (212) 681-6763. For purposes of this prospectus, all correspondence should be sent to:
Millennium India Acquisition Company Inc., 159 South Street, Manhasset Hills, NY 11040; (516) 327-6079.

SMC and SAM

     Based in New Delhi, the SMC Group is a full service financial services firm. Its products and services include equities and commodities brokerage, online equities, commodities and derivatives trading, equity research, mutual fund and IPO distribution, depository and clearing services, merchant banking and corporate finance and insurance brokerage. The SMC Group also takes proprietary positions through trading and investing in equity products. Companies of the SMC Group are members of the Bombay Stock Exchange (BSE) and the National Stock Exchange of India (NSE), among other exchanges.

     The SMC Group currently has more than 1,100 employees and, in addition to its headquarters in New-Delhi, has regional offices in Mumbai (Bombay), Kolkata (Calcutta), Chennai, Cochin, Amhedabad, Hyderabad, Siliguri and Jaipur. The SMC Group also has a rapidly expanding retail distribution network of more than 6,000 independent financial advisors in 925 offices and more than 225 cities across India.

This retail network is currently serving the financial needs of more than 250,000 investors throughout India.

     SMC's and SAM's registered offices are located at 17, Netaji Subhash Marg, Darya Ganj, New Delhi, India. The telephone number is +91-11-30111000.

THE RELATIONSHIP BETWEEN SMC AND SAM

     SMC and SAM currently intend to request regulatory approval in India to a holding company structure that would permit both entities to be legally owned by a joint holding company. If and when the holding company structure takes effect, Millennium's 14.90% equity interest in each of SMC and SAM would become a 14.90% equity interest in the joint holding company.

     Pending implementation of the holding company structure, and with certain exceptions, SMC and SAM are already operating as an integrated business and marketing and branding of each entities' products and services is conducted exclusively under the SMC Group name. In addition, SMC, which is one of SAM's promoters, effectively controls SAM by virtue of extended familial relationships. Nonetheless, since no written agreement underlies their alliance, we cannot assure you that either SMC or SAM will not decide to abandon their joint operations and their plan to implement a joint holding company structure. We do not believe, however, that the failure to implement a joint holding company structure would have a material effect on SMC or SAM.

REGULATION AS AN INVESTMENT COMPANY

     Because we were deemed to be an investment company under the Investment Company Act of 1940 upon our acquisition of stock in SMC and SAM with an aggregate value exceeding 40% of our total assets (exclusive of U.S. government securities and cash items), we have registered under the 1940 Act as a closed-end, non-diversified "investment company" (also referred to as a "fund").

     As a registered investment company, we are subject to the 1940 Act and the related rules, which contain detailed requirements for the organization and operation of investment companies. The SEC has granted us an exemption from the provisions of Section 12(d)(3) of the 1940 Act. Without this exemption, Section 12(d)(3) would have prohibited us, as an investment company, from investing in issuers that derive more than 15 percent of their gross revenues from securities-related activities, which include activities as a broker, a dealer or an underwriter. For further information on the regulatory requirements of the 1940 Act, please see "Regulation as an Investment Company" in our definitive proxy statement incorporated by reference in this prospectus.

                                  THE OFFERING

Common stock issuable upon exercise of warrants sold in
   initial public offering........ ....................     7,250,000 shares
Common stock to be outstanding after offering...........   16,312,500 shares (1)

----------
(1) Based on the issued and outstanding shares on December 31, 2007. This number excludes (i) 2,250,000 shares of common stock issuable upon exercise of warrants sold prior to our initial public offering and (ii) 1,000,000 shares of common stock issuable upon exercise of a unit purchase option and the underlying warrants, which unit purchase option was sold to the representative of the underwriters of our initial public offering.

                                USE OF PROCEEDS

     This prospectus relates to the offer and sale from time to time of up to 7,250,000 shares of our common stock issuable upon the exercise of warrants sold in our initial public offering. The exercise price of the warrants is $6.00 per share. The proceeds we receive from the exercise of the warrants will depend on how many warrants are exercised. If all the warrants are exercised, we would receive gross proceeds of $43,500,000.

     We intend to use the net proceeds received upon exercise of the warrants for general corporate purposes.

                                 LEGAL MATTERS

     The validity of the securities offered pursuant to this prospectus and any prospectus supplement were passed upon for us by Sonnenschein Nath & Rosenthal LLP, New York, New York.

                                     EXPERTS

     The balance sheet of Millennium India Acquisition Company Inc. as of December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from inception (March 15, 2006) to December 31, 2006 appearing in the annual report on Form 10-K for the year ended December 31, 2006 of Millennium India Acquisition Company Inc., has been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     Prior to our investment in the SMC Group, we were subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we filed periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission. As a result of our investment in the SMC Group, we are now subject to the informational requirements of the Investment Company Act of 1940.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement or incorporated by reference to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

     The registration statement can be inspected and copied at prescribed rates at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information regarding the Washington, D.C. Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the registration statement is publicly available through the SEC's site on the Internet, located at: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Our SEC File Number is 0-32931. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

     o    our Annual Report on Form 10-K for the year ended December 31, 2006;

     o our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

     o our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

     o our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

     o    our Current Report on Form 8-K filed with the SEC on May 15, 2007;

     o    our Current Report on Form 8-K filed with the SEC on May 17, 2007;

     o Item 8.01 and Exhibit 99.1 of Item 9.01 set forth in our Current Report on Form 8-K filed with the SEC on July 19, 2007;

     o our Current Report on Form 8-K filed with the SEC on August 2, 2007 and the amendments thereto filed with the SEC on November 28, 2007 and January 9, 2008;

     o    our Current Report on Form 8-K filed with the SEC on October 18, 2007;

     o our Current Report on Form 8-K filed with the SEC on December 10, 2007;

     o    our Current Report on Form 8-K filed with the SEC on January 11, 2008;

     o    our Current Report on Form 8-K filed with the SEC on January 14, 2008;

     o    our Current Report on Form 8-K filed with the SEC on January 23, 2008;

     o    our Current Report on Form 8-K filed with the SEC on January 24, 2008;

     o the definitive proxy statement relating to our 2008 Special Meeting of Stockholders filed with the SEC on December 21, 2007; and

     o the description of our common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

     This prospectus also incorporates by reference any future filings that we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act) on or subsequent to the date of this prospectus until all the common stock being offered by this prospectus are sold or until the offering of the common stock is otherwise terminated. "Incorporation by reference" means that we are disclosing important information to you by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is considered to be a part of this prospectus and information that we file with the SEC on or after the date of this prospectus will automatically supplement, update or supersede previously filed information.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to: Millennium India Acquisition Company Inc., 159 South Street, Manhasset Hills, NY 11040; (516) 327-6079.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various expenses which are estimated to be incurred in connection with the offer and sale from time to time of up to 7,250,000 shares of our common stock issuable upon the exercise of warrants sold in our initial public offering. For information concerning the various expenses incurred in connection with the initial public offering, see Item 13 of Part II of Amendment No. 7 to this Registration Statement.

             Legal Fees and Expenses.....................     $ 3,500*
             Accounting Fees and Expenses................       5,000*
             Printing Expenses...........................      10,000*
             Miscellaneous Expenses......................       1,500*
                                                              --------
             Total.......................................     $20,000*
                                                              ========
             ---------
             *   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended, or the DGCL.

     Paragraph NINTH of Registrant's certificate of incorporation provides:

     "NINTH: (A) The Corporation shall, to the full extent permitted by Section 145 of the DGCL, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     (B) A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     (C) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in sub-paragraph (d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Paragraph NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (D) If a claim under sub-paragraph (c) of this Paragraph NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (E) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (F) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL."

ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER      DESCRIPTION OF EXHIBIT
   -------     ----------------------

     2.1       Share  Subscription  Agreement between  Registrant and SMC Global
               Securities   Limited  and  Promoters  of  SMC  Global  Securities
               Limited, dated May 12, 2007 (1)

     2.2       Shareholders   Agreement   between   Registrant  and  SMC  Global
               Securities Limited and Promoters of SMC Global Securities Limited
               (1)

     2.3       Share  Subscription  Agreement between  Registrant and SAM Global
               Securities   Limited  and  Promoters  of  SAM  Global  Securities
               Limited, dated May 12, 2007 (1)

     2.4       Shareholders   Agreement   between   Registrant  and  SAM  Global
               Securities Limited and Promoters of SAM Global Securities Limited
               (1)

     2.5 Letter Agreement (Option Agreement) between Registrant and SMC Global Securities Limited and Promoters of SMC Global Securities Limited, dated June 6, 2007 (1)

     2.6 Letter Agreement (Option Agreement) between Registrant and SAM Global Securities Limited and Promoters of SAM Global Securities Limited, dated June 6, 2007 (1)

     4.1       Registrant's Amended and Restated Certificate of Incorporation

     4.2       Registrant's Bylaws (2)

     4.3       Specimen Common Stock Certificate (2)

     4.4       Specimen Warrant Certificate (2)

     4.5 Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant (2)

     5.1       Opinion of Sonnenschein Nath & Rosenthal LLP (2)

    23.1       Consent of J.H. Cohn LLP

    23.2 Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

    24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement) (2)

-----------
(1) Filed as an exhibit to the Registrant's definitive proxy statement relating to its 2008 Special Meeting of Stockholders filed with the SEC on December 21, 2007 and incorporated herein by reference.

(2)  Previously filed as an exhibit to this Registration Statement

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B)  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 28, 2008.

                                    MILLENNIUM INDIA ACQUISITION COMPANY INC.


                                    By:   /s/ F. Jacob Cherian
                                       ----------------------------------------
                                          F. Jacob Cherian
                                          President and Chief Executive Officer

                                 ---------------

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                            TITLE                          DATE

/s/ F. Jacob Cherian                     President, Chief Executive          January 28, 2008
------------------------------------     Officer and Director
F. Jacob Cherian                         (Principal Executive Officer)

/s/ Suhel Kanuga                         Executive Vice President,           January 28, 2008
------------------------------------     Chief Financial Officer,
Suhel Kanuga                             Treasurer, Secretary and Director
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)

/s/ Lawrence Burstein                    Director                            January 28, 2008
------------------------------------
Lawrence Burstein

                                         Director
------------------------------------
Gul Asrani

                 *                       Director                            January 28, 2008
------------------------------------
C.P. Krishnan Nair


------------
* Suhel Kanuga, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Post-Effective Amendment to the Registration Statement on behalf of each of the persons referenced above.

Date: January 28, 2008                                 /s/ Suhel Kanuga
                                                        ----------------
                                                        Suhel Kanuga